EXHIBIT 4.A.1
[Conformed Copy]
SOUTHERN NATURAL GAS COMPANY
TO
THE CHASE MANHATTAN BANK
AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE
DATED AS OF SEPTEMBER 30, 1997
TO THE INDENTURE
DATED AS OF JUNE 1, 1987

               FIRST SUPPLEMENT INDENTURE, dated as of September 30, 1997, between Southern Natural Company, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and THE CHASE MANHATTAN BANK, a New York corporation (the “Trustee”), as Trustee.
          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 1, 1987 (the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes and other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as in the Indenture provided;
          WHEREAS, Section 12.01 of the Indenture provides, among other things, that the Company, when authorized by a resolution of its Board of Directors, and the Trustee, at any time and from time to time, may without the consent of any Holders enter into an indenture supplemental to the Indenture (a) for the purpose of changing or eliminating any provision of the Indenture, provided that such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions, and (b) to cure any ambiguity, to correct or supplement any provision therein , or to make any other provisions with respect to matters of questions arising under the Indenture which shall not adversely affect in any material respect the interests of any Holders of the Securities;
          WHEREAS, the Company pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend the Indenture in certain respects with respect to the Securities of any series created on or after the date hereof; and
          WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

AGREEMENT
          NOW, THEREFORE, the Company and the Trustee hereby agree as follows:
     1. The definition of “Depository” is hereby added to Section 1.01 of the Indenture to read in its entirety as follows:
“Depositary’ means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more permanent global Securities, the Depository Trust Company or such other Person designated as Depositary by the Company pursuant to Section 3.01, which must be a clearing agency registered under the Securities Exchange Act of 1934, as such Person, ‘Depositary’ as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.”
          2. A new Section 2.03 is hereby inserted into the Indenture to read in its entirety as follows:
          “SECTION 2.03. Securities in Permanent Global Form.
     If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in permanent global form, then notwithstanding Section 3.01(8) and the provisions of Section 3.02, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in permanent global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee or the Security registrar in such manner and upon instructions given by such Person or Persons as shall be specified in such Security in permanent global form or in the order to be delivered to the Trustee pursuant to Section 3.03 or Section 3.06. Subject to the provisions of Section 3.03 and, if applicable, Section 3.06, the Trustee or the Security registrar shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Security or in the applicable order of the Company. If an order of the Company pursuant to Section 3.0e or 3.06 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a global Security shall be in writing but need not be accompanied by an Officers’ Certificate or an Opinion of Counsel, provided that the permanent global Security to be endorsed, delivered or redelivered has previously been covered by an Opinion of Counsel.
     The provisions of the last sentence of Section 3.03 shall only apply to any Security represented by a Security in permanent global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee or the Security registrar the Security in permanent global form with written instructions (which need not be accompanied by an Officers’ Certificate or an Opinion of Counsel) with regard to the reduction in the principal amount of

Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.
     Except as provided in the Indenture and in any permanent global Security, owners of beneficial interests in any permanent global Security will not be entitled to have Securities registered in their names, will not receive or be entitled to physical delivery of Securities in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any Paying Agent nor any Securities registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in any permanent global Security, or for maintaining, supervising r reviewing any records relating to such beneficial ownership interests.”
     3. Section 3.01 of the Indenture is hereby amended by:
     (i) deleting the second paragraph thereof and adding the following paragraph in lieu thereof:
     “The Securities may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,”,
     (ii) adding the following to the end of the parenthetical phrase in clause (2):
          “and except for any Securities which, pursuant to Section 3.03 of the Indenture, shall have not been issued and sold by the Company and are therefore deemed never to have been authenticated and delivered hereunder”;
     (iii) adding the following to the beginning of clause (4):
“the Person to whom any interest on any Security of the series shall be payable if other than as set forth in Section 3.08,”;
(iv) renumbering clause (15) as clause (16);
(v) adding the following as clause (15);
     “(15) whether the Securities of the series are to be issuable in whole or in part in permanent global form, without coupons, and, if so, (i) the circumstances under which beneficial owners of interests in such permanent global Security or Securities may exchange such interests for Securities of such series and of like interest rate and maturity and principal amount in definitive registered form and authorized denominations, if other than as set forth in Section 3.05, and (ii) the Depositary with respect Securities; and

     (vi) deleting the last paragraph thereof and adding the following paragraph in lieu thereof:
     “All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the resolution of the Board of Directors referred to above and set forth in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.”
     4. Section 3.02 of the Indenture is hereby amended to read in its entirety as follows:
“The Securities of each series shall be issuable in registered form without coupons and, except for any Security issuable in permanent global form, in such denominations as shall be specified in accordance with Section 3.01. In the absence of such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.”
5. Section 3.05 of the Indenture is hereby amended by adding the following paragraph to the end of the last paragraph:
     “Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any permanent global Security shall be exchangeable pursuant to this Section only as provided in this paragraph. The beneficial owners of interests in a permanent global Security are entitled to the exchange of such interests for Securities of such series and of like interest rate and maturity and principal amount in definitive registered from and authorized denomination, as specified in accordance with Section 3.01, if (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such permanent global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (b) if the Company in its sole discretion determines that such permanent global Security shall be exchangeable for definitive registered Securities and executes and delivers to the Security registrar an order of the Company providing that such permanent global Security shall be so exchangeable, or (c) any event shall have occurred and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the securities of the series of which such permanent global Security is a part. Without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee or the Security registrar definitive registered Securities, executed by the Company, of that series in aggregate principal amount equal to the principal amount of such permanent global Security to be exchanged. On or may be so exchanged, in accordance with instructions given by the Company to the Trustee, the Security registrar and the Depositary (which instructions shall be in writing but need not be accompanied by an Opinion of Counsel), such permanent global Security to be exchanged. On or after the earliest date on which such interests may be so exchanged, in accordance with instructions shall be in writing but need not be accompanied by an Opinion of Counsel), such permanent global Security shall be surrendered from time to time by the Depositary or such other depositary as shall be specified in the order of the Company with respect thereto to the Trustee, as the Company’s agent for such purpose, or to the Security registrar, to be exchanged, in whole or in part, for definitive Securities of the same series, without charge, and the Trustee shall authenticate and deliver in accordance with such instructions, in exchange for each portion of such permanent global Security, a like aggregate principal amount of definitive registered Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series for redemption and ending on the relevant Redemption Date. If a Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any regular record date in respect of such Security and before the opening of business at such office or agency on the relevant interest payment date or (ii) any special record date and before the opening of business at such office or agency on the related proposed date for payment of interest or defaulted interest, as the case may be, such interest payment date or proposed date for payment, as the case ma be, in respect of such Security issued in exchange, but will be payable on such interest payment date or proposed date for payment, as the case may be, only to the Person to whom interest or defaulted interest in respect of such permanent global Security is payable in accordance with the provisions of this
Indenture.
     7. Section 3.09 of the Indenture is hereby amended by deleting the second sentence thereof and adding the following sentence in lieu thereof:
     “The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee.”
     8. Section 4.03 of the Indenture is herby amended by adding the following sentence at the end thereof:
“If a Security in permanent global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Security in permanent global form, without service charge, a new Security in permanent global form, in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in permanent global form so surrendered.”

     9. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
     10. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this First Supplemental Indenture.
     11. The recitals contained in the Indenture and the Securities, except the Trustee’s certificates of authentication, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Indenture or the Securities.
     12. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the
Indenture.
     13. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.
     14. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the date first above written.

SOUTHERN NATURAL GAS COMPANY

	By:	/s/ Norman G. Holm
Title: Vice President

[CORPORATE SEAL]

Attest:

/s/ R. Daniel Hendrickson

Title: Secretary

THE CHASE MANHATTAN BANK

	By:	/s/ Anne G. Brenner Title: Vice President

[CORPORATE SEAL]

Attest:

/s/ Illegible

Title: Senior Trust Officer

STATE OF ALABAMA                 }
                                            } Section:
COUNTY OF JEFFERSON                  }
          On the 30 day of September, 1997, before me personally came Norman G. Holmes, to me known, who, being duly sworn, did depose and say that he is Vice President of Southern Natural Gas Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that the signed his name thereto by like authority.

/s/ Illegible My Commission Expires May 1, 2001

STATE OF NEW YORK                  }
                                            } Section:
COUNTY OF NEW YORK                  }
          On the 30th day of September, 1997, before me personally came Anne G. Brenner, to me known, who, being duly sworn, did depose and say that he is Vice President of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that the signed his name thereto by like authority.

/s/ Annabelle DeLuca

AnnaBelle DeLuca
Notary Public, State of New York
No. 01DE5013759
Qualified in Kings County
Certificate Filed in New York County
Commission Expires July 15, 1999